Vertex Energy, Inc. 8-K

Exhibit 99.5

Mobile Refinery and Logistics Assets

Combined Financial Statements

For the six months ended June 30, 2021 and 2020

Table of Contents

Combined Financial Statements	Page(s)
Combined Balance Sheets	1
Combined Statements of Operations	2
Combined Statements of Changes in Net Parent Investment	3
Combined Statements of Cash Flows	4
Notes to Combined Financial Statements	5–18

Mobile Refinery and Logistics Assets

Combined Balance Sheets

(in millions of dollars)

		As of June 30,
	Notes	2021	2020
Assets
Current assets
Inventory	5	$106.5	$83.9
Accounts receivable - related parties	—	118.4	49.2
Accounts receivable - third parties	—	6.5	5.2
Environmental credits	9	61.0	8.5
Taxes (other than income tax) receivable	—	—	0.7
Total current assets		292.4	147.5
Property, plant, and equipment, net	4	256.5	262.1
Deferred tax asset, net	10	32.9	7.2
Total assets		$581.8	$416.8

Liabilities
Current liabilities
Accounts payable - related parties	—	$2.7	$18.9
Accounts payable - third parties	—	5.3	3.9
Accrued liabilities - related parties	12	133.7	91.3
Accrued liabilities - third parties	12	18.1	13.6
Environmental credits	9	61.0	8.5
Taxes (other than income tax) payable	—	1.1	1.9
Total current liabilities		221.9	138.1
Capital lease obligations	11	10.9	13.3
Environmental obligations	8	1.3	1.4
Total liabilities		234.1	152.8

Net parent investment
Net parent investment	—	347.7	264.0
Total net parent investment		347.7	264.0
Total liabilities and net parent investment		$581.8	$416.8

The accompanying notes are an integral part of the combined financial statements.

Mobile Refinery and Logistics Assets

Combined Statements of Operations

(in millions of dollars)

		For the six months ended June 30,
	Notes	2021	2020

Revenue	—	$942.9	557.7
Costs and expenses
Cost of sales	—	906.2	608.5
Operations and maintenance expenses - related parties	—	4.3	4.1
Operations and maintenance expenses - third parties	—	28.8	28.2
General and administrative expenses - related parties	—	14.3	12.5
General and administrative expenses - third parties	—	8.1	6.5
Property and other taxes	—	1.1	1.9
Depreciation and amortization	—	13.6	13.0
Operating loss		(33.5)	(117.0)

Other income	—	—	0.1
Interest expense	11	0.4	0.4
Loss before taxes		(33.9)	(117.5)

Income tax benefit	10	(9.0)	(33.0)

Net loss		$(24.9)	$(84.5)

The accompanying notes are an integral part of the combined financial statements.

Mobile Refinery and Logistics Assets

Combined Statements of Changes in Net Parent Investment

(in millions of dollars)

	For the six months ended June 30,
	2021	2020
Balance, beginning of period	$312.9	$275.9
Net loss	(24.9)	(84.5)
Net contributions from Parent	59.7	72.6
Balance, end of period	$347.7	$264.0

The accompanying notes are an integral part of the combined financial statements.

Mobile Refinery and Logistics Assets

Combined Statements of Cash Flows

(in millions of dollars)

	For the six months ended June 30,
	2021	2020
Operating activities
Net loss	$(24.9)	$(84.5)
Adjustments to reconcile loss to net cash flows from operating activities:
Depreciation and amortization	13.6	13.0
Deferred income tax benefit	(9.0)	(33.0)
Changes in assets and liabilities:
Inventory	(38.3)	28.2
Accounts receivable - related parties	(41.7)	75.3
Accounts receivable - third parties	2.6	3.9
Prepaid expenses	2.8	2.5
Taxes (other than income tax) receivable	0.5	—
Environmental credits assets	(36.7)	3.6
Accounts payable - related parties	(5.6)	(10.7)
Accounts payable - third parties	(1.2)	(1.8)
Accrued liabilities - related parties	44.0	(34.1)
Accrued liabilities - third parties	1.7	(8.9)
Environmental credits obligations	36.7	(12.0)
Taxes (other than income tax) payable	0.8	(2.2)
Other non-current liabilities	(0.1)	0.2
Net cash used in operating activities	(54.8)	(60.5)

Investing activities
Capital expenditures	(3.9)	(16.1)
Net cash used in investing activities	(3.9)	(16.1)

Financing activities
Repayment of capital lease obligations	(1.0)	4.0
Net contributions from Parent	59.7	72.6
Net cash provided by financing activities	58.7	76.6

Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—
Cash and cash equivalents at end of year	—	—

Supplemental cash flow information
Noncash investing activities:
Capital lease	$—	$8.3

The accompanying notes are an integral part of the combined financial statements.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

1	Nature of Operations and Basis of Presentation

Nature of Operations - The Mobile Refinery and Logistics Assets (“carve-out operations,” “Asset Group,” “we,” “us,” or “our”) are a group of downstream assets that operate ten miles north of Mobile in Saraland, Alabama, which include the Mobile Refinery and the Blakely Island Terminal, as well as the related logistics infrastructure of the Mobile Truck Rack. We are owned and operated by subsidiaries of Shell Oil Company. The term “Parent” refers collectively to Royal Dutch Shell plc, Shell Oil Company, and their subsidiaries.

Our carve-out operations consist of the Mobile Refinery and the Blakely Island Terminal operations in Alabama, which process heavy and sour crude to produce heavy olefin feed, regular gasoline, premium gasoline, jet fuel, and diesel fuel. The carve-out operations also include the Mobile Truck Rack, which facilitates vehicle distribution and includes terminal capacity.

On May 26, 2021, Vertex Energy Operating LLC (“Vertex Operating”), a wholly-owned subsidiary of Vertex Energy Inc. entered into a definitive Sale and Purchase Agreement to acquire from the Parent the Mobile, Alabama refinery, certain real property associated therewith, and related assets, including all inventory at the refinery as of closing and certain equipment, rolling stock, and other personal property associated with the Mobile refinery. The initial base purchase price for the assets is $75 million. In addition, Vertex Operating will also pay for the hydrocarbon inventory located at the Mobile refinery, as valued at closing. The purchase price is subject to other customary purchase price adjustments and reimbursement for certain capital expenditures and those relating to a turnaround at the Mobile refinery that is slated to occur in fourth quarter of 2021. In addition to refining assets, the transaction will include the acquisition by Vertex Operating of approximately 3.2 million barrels of inventory and product storage, logistics and distribution assets, together with more than 800 acres of developed and undeveloped land.

Basis of Presentation - The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and reported in U.S. dollars, which is both the functional and reporting currency of the Asset Group.

The combined financial statements have been prepared on a historical cost basis. The accompanying combined financial statements were derived from the consolidated financial statements and accounting records of our Parent. These combined financial statements reflect the historical results of operations, financial position, and cash flows of the carve-out operations. All intercompany transactions and accounts between us and our Parent have been reflected as accounts receivable – related parties, accounts payable – related parties, accrued liabilities – related parties, and net parent investment in the accompanying combined balance sheets.

The accompanying combined statements of operations also includes expense allocations for certain functions historically performed by our Parent, including allocations of general corporate expenses related to finance, legal, information technology, human resources, communications, shared services, employee benefits and insurance. The portion of expenses specifically attributable to the carve-out operations is reflected in our combined financial statements in its entirety. Our management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocation of expenses from the Parent, are reasonable. Nevertheless, the accompanying combined financial statements may not include all the expenses that would have been incurred or reflect our results of operations, financial position, and cash flows had we operated as a stand-alone company during the periods presented.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

We did not maintain separate bank accounts for the carve-out operations. The cash generated and used by our operations is deposited to our Parent’s centralized account, which is commingled with the cash of other entities controlled by our Parent. Our Parent funds our operating and investing activities, as needed. Accordingly, we did not record any cash and cash equivalents held by our Parent on our behalf for the periods presented. We reflected the cash generated by our operations and expenses paid by our Parent on behalf of our operations as accounts receivable – related parties, accounts payable – related parties, and net parent investment in the accompanying combined balance sheets, combined statements of changes in net parent investment, and net contributions from Parent in the accompanying combined statements of cash flows. Changes in current assets and current liabilities related to the Parent are reflected in the operating activities section of the combined statements of cash flows. The changes in net parent investment are reflected in the financing section of the combined statements of cash flows.

2	Summary of Significant Accounting Policies

Revenue Recognition - Our revenues are generated through the sale of refined petroleum products and terminalling and storage services. We recognize revenue from product sales at prevailing market rates at the point in time in which the customer obtains control of the product. Terminalling and storage revenues are recognized as services are rendered, and our performance obligations have been satisfied once the product has been transferred back to the customer. These services are short-term in nature and the service fees charged to our customers are at prevailing market rates. The timing of our revenue recognition may differ from the timing of payment from our customers. A receivable is recorded when revenue is recognized prior to payment and we have unconditional right to payment. We record an allowance for doubtful accounts if the receivable no longer becomes probable of collecting, no allowances have been recorded for the periods presented.

Leases - We lease assets for use in our operations. All lease agreements are evaluated and classified as either an operating lease or a capital lease. A lease is classified as a capital lease if any of the following criteria are met: transfer of ownership to the lessee by the end of the lease term, the lease contains a bargain purchase option, the lease term is equal to 75% or greater of the asset’s useful economic life, or the present value of the future minimum lease payments is equal to or greater than 90% of the asset’s fair market value. Capital leases are recorded at the lower of the net present value of the total amount of rent payable under the leasing agreement (excluding finance charges) or fair market value of the leased asset. Capital lease assets are depreciated on a straight-line basis over a period consistent with our normal depreciation policy for tangible fixed assets, but not exceeding the lease term. Operating lease expense is recognized ratably over the entire lease term.

Net Parent Investment - In the accompanying combined balance sheets, net parent investment represents our Parent’s historical investment in us, our accumulated net earnings and the net effect of transactions with, and allocations from, our Parent.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

Property, Plant, and Equipment - Property, plant, and equipment are initially recorded in the combined balance sheets at cost where it is probable that they will generate future economic benefits. Property, plant, and equipment are subsequently recognized at cost, less accumulated depreciation in the combined balance sheets. Cost of repairs from normal maintenance of property are expensed as incurred. Gains and losses on disposal of property, plant, and equipment are determined by comparing disposal proceeds with the carrying amounts of assets sold and recognized in the combined statements of operations as gain or loss on disposal of property, plant, and equipment.

Depreciation - Refining facilities and related equipment are depreciated on a straight-line basis over their useful lives of two to 40 years. Where facilities and equipment, including major components, are significant in relation to the total cost of the assets and have differing useful lives, they are depreciated separately. Major inspection costs, overhaul, and turnaround activities are depreciated over the estimated period before the next planned major activity (two to nine years). Capital expenditures are not depreciated until assets are substantially complete and ready for their intended use.

Impairment of Assets - We evaluate long-lived assets of identifiable business activities for impairment when events or changes in circumstances indicate, in our management’s judgment, the carrying value of such assets may not be recoverable. These events include market declines that are believed to be other than temporary, changes in the way we intend to use a long-lived asset, decisions to sell an asset, and adverse changes in the legal or business environment, such as adverse actions by regulators. If an event occurs, which is a determination that involves judgment, we perform an impairment assessment by comparing our management’s estimate of forecasted undiscounted future cash flows associated with the asset to the asset’s net book value. If the net book value exceeds our estimate of forecasted undiscounted cash flows, an impairment is recorded, and the asset is remeasured to its fair value in accordance with the approaches prescribed in Accounting Standards Codification (“ASC”) 820. We did not recognize any asset impairments for the six months ended June 30, 2021 and June 30, 2020.

Cost Classification - Cost of sales includes the purchase of material inputs into our refining process, utilities used in the refining process, and the cost of compliance with environmental regulations associated with our refining operations. Our operation and maintenance expenses include direct labor costs, repairs and maintenance, chemicals and catalysts, plant insurance, outside services, and some operational support services provided by our Parent.

Historically, our Parent and its related parties performed certain services, which directly and indirectly supported our operations. Personnel and operating costs incurred by our Parent on our behalf were charged to us and are included in either general and administrative expenses or operations and maintenance expenses, depending on the nature of the employee’s role in our operations in the accompanying combined statements of operations. Our Parent also performs certain general corporate functions for us related to finance, legal, information technology, human resources, communications, ethics and compliance, and other shared services. See “Note 6 – Related-Party Transactions” for further discussion on our related-party transactions.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

Income Taxes - The Asset Group has never filed a separate state or federal return. For the purpose of preparing a tax provision for these combined financial statements, we used the separate return method to calculate the estimated tax impact. We follow the asset and liability method of accounting for income taxes, whereby deferred income taxes are recorded for the effect of differences between the accounting and income tax basis of an asset or liability. Deferred income tax assets and liabilities are measured using enacted or substantively enacted income tax rates as of the balance sheet date that are anticipated to apply to taxable income in the periods in which temporary differences are anticipated to be recovered or settled.

We review our deferred tax assets, including net operating loss carryovers, for recoverability and a valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset may not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. Among other items, we consider the scheduled reversal of deferred tax liabilities, projected future taxable income and available tax planning strategies. Based on the scheduled reversal of deferred tax liabilities, we believe that we will be able to realize our deferred tax assets in the future.

Pension and Other Postretirement Benefits - We participate in employee benefit programs sponsored by our Parent, consisting of a defined benefit pension plan and other postretirement benefits, including certain health care and life insurance benefits, for its retired employees and eligible surviving dependents. The estimated future cost of providing defined benefit pension and other postretirement benefits to all members of the program is determined by the Parent using its best estimate of demographic and financial assumptions.

For presentation of the accompanying combined financial statements, our portion of employee benefit plan costs have been allocated as a charge to us by Shell Oil Company. Shell Oil Company sponsors various employee pension and postretirement health and life insurance plans. We participate in the following defined benefit plans: Shell Oil Pension Plan, Shell Benefit Restoration Pension Plan, Alliance Restoration Plan, Shell Oil Company Comprehensive Welfare Benefits Plan, and Pennzoil-Quaker State Retiree Medical & Life Insurance. As a participant in multiemployer benefit plans, we recognize as expense an allocation from Shell Oil Company, and we do not recognize any employee benefit plan assets, liabilities, or other comprehensive income or loss. Pension expenses are included in general and administrative expenses in the accompanying combined statements of operations.

Inventories - Inventories of crude oil, feedstocks, and refined products are valued at the lower of cost or net realizable value, using the First In, First Out (“FIFO”) basis. Costs include direct expenditures incurred in bringing an item or product to its existing condition and location. Materials and supplies are valued at the lower of cost or net realizable value. Net realizable value is the estimate of the selling price in the ordinary course of business, less selling expenses. See “Note 5 – Inventory” for additional information.

Commitments and Contingencies - We are subject to litigation and regulatory proceedings as the result of our business operations and transactions. We utilize both internal and external counsel in evaluating our potential exposure to adverse outcomes from orders, judgments, or settlements. In general, we expense legal costs as incurred. When we identify specific litigation that is expected to continue for a significant period, is reasonably possible to occur and may require substantial expenditures, we identify a range of possible costs expected to be required to litigate the matter to a conclusion or reach an acceptable settlement, and we accrue for the best estimate in the range. To the extent actual outcomes differ from our estimates, or additional facts and circumstances cause us to revise our estimates, our earnings will be affected. See “Note 8 – Commitments and Contingencies” for additional information.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

Environmental Compliance Activities - We are subject to federal, state, and local environmental laws and regulations. Environmental expenditures are expensed or capitalized depending on their economic benefit. We expense costs, such as permits, compliance with existing environmental regulations, remedial investigations, soil sampling, and testing and monitoring costs to meet applicable environmental laws and regulations, where prudently incurred or determined to be reasonably possible in the ordinary course of business. We record environmental liabilities when environmental assessments and/or remedial efforts are probable, and we can reasonably estimate the costs. If we determine that a loss is probable and the loss or range of loss can be estimated, we disclose the possible loss in the notes to the combined financial statements. We recognize receivables for anticipated associated insurance recoveries when such recoveries are deemed to be probable. See “Note 9 – Environmental Compliance Activities” for a full breakdown of environmental activities.

As our refinery resides within the United States, we are subject to biofuel requirements under the Renewable Fuels Standards (“RFS”) that requires us to purchase renewable identification numbers (“RINs”) credits to meet our obligation. Our refinery is also subject to the Environmental Protection Agency’s (“EPA”) Mobile Source Air Toxics (“MSAT”) gasoline fuel program, which requires us to meet an annual average gasoline benzene and sulfur content standard. See “Note 9 – Environmental Compliance Activities” for a breakdown of our liabilities and assets related to environmental compliance.

We account for the inventory and associated liabilities of our environmental credits on a gross basis. Our Asset Group generates Sulfur credits which are issued by the EPA. Benzene and RINs credits are either transferred from our Parent or purchased within the open market. The inventory is recorded once we obtain legal title of the credits and is recorded at historical cost. The obligations and associated expenses are accrued for during the fiscal year in which the obligation is incurred, and the liability is subsequently relinquished once the credits are surrendered to the EPA. The cost of the accrued expense is valued based upon the cost of the inventory and recognized on a FIFO basis. For the six months ended June 30, 2021 and June 30, 2020, the cost of the obligation and associated expenses were based on actual known purchases of inventory or future purchase commitments.

Asset Retirement Obligations - We record a liability, which is referred to as an asset retirement obligation, at fair value for the estimated cost to retire a tangible long-lived asset at the time we incur that liability, which is generally when the asset is purchased, constructed, or leased. We record the liability when we have a legal obligation to incur costs to retire the asset and when a reasonable estimate of the fair value of the liability can be made. If a reasonable estimate cannot be made at the time the liability is incurred, we record the liability when sufficient information is available to estimate the liability’s fair value.

We have obligations with respect to certain owned assets to clean and/or dispose of various component parts at the time the assets are retired. However, these component parts can be used for extended and indeterminate periods of time as long as they are properly maintained and/or upgraded. It is our practice and current intent to maintain all our assets and continue making improvements to those assets based on technological advances. As a result, we believe that our assets have indeterminate lives for purposes of estimating asset retirement obligations because dates, or ranges of dates, upon which we would retire such assets cannot reasonably be estimated at this time. We will recognize a liability at such time when sufficient information exists to estimate a date, or range of potential settlement dates, that is needed to employ a present value technique to estimate fair value.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

Use of Estimates - The preparation of combined financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying combined financial statements and notes. While management believes current estimates are reasonable and appropriate, actual results could differ from those estimates.

Estimates and judgments are continually evaluated by management and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

3	Recent Accounting Pronouncements

ASC Topic 842, Leases - In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU to Topic 842, which requires lessees to recognize assets and liabilities for leases with lease terms greater than 12 months in the statement of financial position. This update also requires improved disclosures to help users of financial statements better understand the amount, timing, and uncertainty of cash flows arising from leases. In June 2020, the FASB issued ASU 2020-05 which extends the effective date to fiscal years beginning after December 15, 2021. We do not intend to early adopt this accounting standard for these combined financial statements. We are currently evaluating the effect that adopting this new standard will have on our combined financial statements and related disclosures.

ASC Topic 326, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments – In June 2016, the FASB issued ASU to Topic 326 that changes the impairment model for trade receivables, net investments in leases, debt securities, loans and certain other instruments. The standard requires the use of a forward-looking “expected loss” model as opposed to the current “incurred loss” model. This standard is effective for us in fiscal years beginning after December 15, 2022 and will be adopted on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the adoption period. We do not intend to early adopt this accounting standard for these combined financial statements. We are currently evaluating the effect that adopting this new standard will have on our combined financial statements and related disclosures.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

4	Property, Plant, and Equipment, net

Property, plant, and equipment, net consisted of the following:

	As of June 30,
	2021	2020
Refinery machinery and equipment	$477.5	$480.7
Leased assets	40.5	40.5
Assets under construction	17.1	12.0
Land	5.9	5.9
Others	6.6	6.5
Property, plant, and equipment at cost	547.6	545.6
Accumulated depreciation and amortization	(291.1)	(283.5)
Property, plant, and equipment, net	$256.5	$262.1

5	Inventory

Inventory consisted of the following:

	As of June 30,
	2021	2020
Refined products	$65.6	$41.4
Crude and other feedstocks	36.8	38.6
Materials and supplies	4.1	3.9
Total Inventory	$106.5	$83.9

During the six months ended June 30, 2021 and June 30, 2020, we recorded a net realizable value adjustment of $0 and $23.0 million, respectively, to refined products.

6	Related-Party Transactions

Cash Management Program - We participate in our Parent’s centralized cash management and funding system. Our working capital and capital expenditure requirements have historically been part of the corporate-wide cash management program for our Parent. As part of this program, our Parent maintains all cash generated by our operations and cash required to meet our operating and investing needs is provided by our Parent, as necessary.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

Related-Party Sales and Purchases - The Asset Group enters into transactions with related parties in the normal course of business, which includes purchases of crude oil, distribution of refined products, and sale of refined products and byproducts. A summary of the significant related-party transactions for the six months ended June 30, 2021 and June 30, 2020, were as follows:

	For the six months ended June 30,
	2021	2020
Sales	$845.1	$506.8
Purchases	840.6	563.1

Related-Party Services - Historically, our Parent and its related parties performed certain services that directly and indirectly supported our operations. Expenses related to these services for the six months ended June 30, 2021 and 2020, were $15.8 and $14.1 million respectively.

We are covered by the insurance policies of our Parent. Our insurance expense was $2.8 million and $2.5 million for the six months ended June 30, 2021 and June 30, 2020, respectively, which was included within operations and maintenance expenses in the accompanying combined statements of operations.

Employees who directly or indirectly support our operations participate in the pension, postretirement health and life insurance, and defined contribution benefit plans sponsored by our Parent, which includes other Parent subsidiaries. Our share of pension and postretirement health and life insurance costs for the six months ended June 30, 2021 and June 30, 2020 were $2.0 million and $2.2 million, respectively. Our share of defined contribution plan costs for the six months ended June 30, 2021 and June 30, 2020, were $0.9 million and $1.1 million, respectively. Pension and defined contribution benefit plan expenses are included in either general and administrative expenses or operations and maintenance expenses in the accompanying combined statements of operations, depending on the nature of the employee’s role in our operations.

7	Transaction with Major Customers and Concentration of Credit Risk

Our Parent and our Parent’s subsidiaries accounted for substantially all of our total revenues for the six months ended June 30, 2021 and June 30, 2020. As such, no third-party customer-generated revenue is greater than 10% of total revenues in 2021 or 2020.

No third-party customer accounted for accounts receivable greater than 10% of accounts receivable as of June 30, 2021 or June 30, 2020.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

8	Commitments and Contingencies

Our Parent and certain subsidiaries are named defendants in lawsuits and governmental proceedings that arise in the ordinary course of our business. For each of our outstanding legal matters, we evaluate the merits of the case, our exposure to the matter, possible legal or settlement strategies, and the likelihood of an unfavorable outcome. Actual liability with respect to these lawsuits is not determinable. Our management believes, based on legal counsels’ opinion, that any potential liability will not materially impact our combined financial position, operating results, or cash flows.

Environmental Matters - We accrue for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. The liability represents the expected costs of remediating contaminated soil and groundwater at the site.  Costs of future expenditures for environmental remediation obligations are discounted to their present value. Our environmental remediation obligations consisted of the following:

	As of June 30,
	2021	2020
Environmental obligations	$1.3	$1.4
Total Other non-current liabilities	$1.3	$1.4

9	Environmental Compliance Activities

RINs Credits - We are required to comply with federal ethanol standards, and we recognize the related costs as part of our cost of sales. Our costs related to RFS compliance using RINs for the six months ending June 30, 2021 and June 30, 2020 were $36.7 million and $8.5 million, respectively. Our environmental credits obligations and assets related to RFS compliance using RINs consisted of the following:

	As of June 30,
	2021	2020
Environmental credits asset - current	$61.0	$8.5
Environmental credits obligation - current	61.0	8.5

Benzene Credits - We are required to comply with the federal benzene and sulfur standards for gasoline that is produced and sold within the United States. We recognize the related compliance costs as part of our cost of sales. No costs were incurred related to MSAT standards compliance for the six months ended June 30, 2021 and June 30, 2020. Our environmental credits obligation related to MSAT standards compliance as of June 30, 2021 and June 30, 2020 was $0.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

10	Income Taxes

Components of deferred income tax benefit related to our operations were as follows:

	For the six months ended June 30,
	2021	2020
Federal	$(6.8)	$(23.1)
State	(2.2)	(9.9)
Income tax benefit	$(9.0)	$(33.0)

Our reconciliation of effective tax rate is as follows:

	For the six months ended June 30,
	2021	2020
Loss before tax	$(33.9)	$(117.5)
Federal tax rate	21%	21%
Expected income tax benefit	$(7.2)	$(24.7)

Effect on income tax of
State tax benefit	$(1.8)	$(8.3)
Total income tax benefit	$(9.0)	$(33.0)

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

The tax effects of significant temporary differences representing deferred tax assets and liabilities were as follows:

	As of June 30,
	2021	2020
Deferred income tax assets
Net operating losses	$78.7	$47.1
Environmental obligations	0.4	0.4
Other	1.3	0.4
Total deferred income tax assets	80.4	47.9

Deferred income tax liabilities
Property, plant, and equipment, net	47.5	40.7
Total deferred income tax liabilities	47.5	40.7

Non-current deferred tax asset, net	$32.9	$7.2

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

11	Leases

We have capital lease obligations for a hydrogen facility and an office building that mature in 2027 and 2022, respectively, both of which support our refining operations. We have operating lease obligations related to storage and cargo leases.

Future minimum lease payments for capital and noncancelable operating leases as of June 30, 2021, are as follows:

Years ending December 31,	Capital Leases	Operating Leases
2021*	$1.3	$1.3
2022	3.0	0.2
2023	2.4	-
2024	2.4	-
2025	2.4	-
2026	2.4	-
Thereafter	2.0	-
Total minimum lease payments	15.9	1.5

Less interest	2.6
Total	$13.3

*Represents the period July 1, 2021 to December 31, 2021

As of June 30, 2021 and June 30, 2020, we recognized capital lease obligations of $13.3 million and $15.5 million, respectively. We recognized net capital lease assets of $13.3 million and $15.5 million as of June 30, 2021 and June 30, 2020, respectively. All interest expense recognized for six months ended in June 30, 2021 and June 30, 2020 was related to capital lease obligations.

During the six months ended June 30, 2021 and June 30, 2020, we recognized operating lease expenses of $5.5 million and $12.6 million, respectively.

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

12	Accrued Liabilities

Accrued liabilities – third parties consisted of the following:

	As of June 30,
	2021	2020
Capital expenditure accruals	$8.1	$6.4
Utility cost accruals	2.3	1.6
Capital lease obligations	2.4	2.2
Other Liabilities	5.3	3.4
Total accrued liabilities - third parties	$18.1	$13.6

Accrued liabilities – related parties consisted of the following:

	As of June 30,
	2021	2020
Purchase of inventory	$132.1	$91.3
Other Liabilities	1.6	-
Total accrued liabilities - related parties	$133.7	$91.3

Mobile Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

13	Risks and Uncertainties

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a "Public Health Emergency of International Concern" and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which we operate. It is unknown how long these conditions will last and what the complete financial effect will be to the Asset Group.

14	Subsequent Events

We have performed an evaluation of subsequent events through October 8, 2021 which is the date the combined financial statements were available to be issued.